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                                                                   Exhibit 13(i)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement on Form N-3 (File No. 333-11137) of our report dated January 31, 1997, on our audits of the financial statements of New England Variable Annuity Fund I as of December 31, 1996, and for the indicated periods then ended, which are included in the Statement of Additional Information. We also consent to the reference to our Firm under the caption "Experts" in the "Statement of Additional Information" in this Post-Effective Amendment.



                              COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
April 29, 1997





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                                                                 Exhibit 13 (ii)



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post Effective Amendment No. 1 to the Registration Statement No. 333-11137 of New England Variable Annuity Fund I of Metropolitan Life Insurance Company (the "Company"), of our report dated April 4, 1997, on the financial statements of the Company for the years ended December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, appearing in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
Boston, Massachusetts
April 28, 1997